UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               GASCO ENERGY, INC.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and0-11.

     (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

     (5)  Total fee paid:

        -----------------------------------------------------------------------

     [  ] Fee paid previously with preliminary materials.

     [  ] Check box if any part of the fee is offset as  provided  by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

     (3)  Filing Party:

        -----------------------------------------------------------------------

     (4)  Date Filed:

        -----------------------------------------------------------------------

                               GASCO ENERGY, INC.
                        14 INVERNESS DRIVE E. SUITE H-236
                               ENGLEWOOD, CO 80112

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 9, 2005

To the Stockholders:

The 2005 Annual Meeting of the Stockholders of Gasco Energy, Inc., a Nevada corporation, will be held on Thursday, June 9, 2005 at 10:00 a.m., Mountain Daylight Time, at the Inverness Meeting Room, Residence Inn by Marriott Denver South/Park Meadows, 8322 South Valley Highway Road, Englewood, Colorado. The Annual Meeting will be held for the following purposes:

     1. To elect eight directors to serve until the 2006 Annual Meeting of Stockholders.

     2. To ratify the appointment of Hein & Associates LLP as independent auditors of the Company for the fiscal year ending December 31, 2005.

     3. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares.

     4. To transact such other business as may properly come before such meeting or any adjournment(s) thereof.

The close of business on April 22, 2005 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope. Your vote is important.



                                            By Order of the Board of Directors,


                                            /s/ W. King Grant
                                            -------------------
                                            W. King Grant
                                            Secretary


May 5, 2005

                               GASCO ENERGY, INC.
                      14 Inverness Drive East, Suite H-236
                            Englewood, Colorado 80112
                                 (303) 483-0044

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held June 9, 2005

                               GENERAL INFORMATION
The enclosed proxy is solicited by and on behalf of the Board of Directors of Gasco Energy, Inc., a Nevada corporation (the "Company" or "Gasco"), for use at the 2005 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Inverness Meeting Room, Residence Inn by Marriott Denver South/Park Meadows, 8322 South Valley Highway Road, Englewood, Colorado on Thursday, June 9, 2005 at 10:00 a.m., Mountain Daylight Time, or at any adjournment(s) thereof. This Proxy Statement and the enclosed Proxy Card will be sent to stockholders on or about May 5, 2005.

The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

All shares represented by valid proxies will be voted in accordance therewith at the Annual Meeting. If no direction is made, validly executed and returned proxies will be voted for the election of the nominees for director named below, for ratification of the appointment of independent auditors, for the approval of the increase in the number of authorized shares of common stock form 100,000,000 shares to 300,000,000 shares and in the discretion of the proxy holders with respect to any other matters properly brought before the Annual Meeting.

The cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of mail, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, email or facsimile, without being paid additional compensation for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Company's Common Stock and Preferred Stock and the Company will reimburse them for their reasonable expenses incurred in doing so.

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 is being mailed with this proxy statement to all stockholders entitled to vote at the Annual Meeting. The Form 10-K does not constitute a part of this proxy soliciting material.

                      SHARES OUTSTANDING AND VOTING RIGHTS

At the close of business on April 22, 2005, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 71,341,894 shares of Common Stock and 943 shares of the Company's Series B Convertible Preferred Stock ("Preferred Stock"). Each stockholder is entitled to one vote for each share of Common Stock held and 628.57 votes for each share of Preferred Stock held. The holders of the Preferred Stock are entitled to vote as a separate class to elect one director at the Annual Meeting. For the remaining matters to be voted on at the Annual Meeting, the holders of Common Stock and Preferred Stock will vote together as a single class.

A quorum of stockholders is necessary for a valid meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the total outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting, either present in person or represented by proxy. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their principals will be counted for the purpose of determining the presence of a quorum.

If a quorum is present at the Annual Meeting, the seven director nominees who receive the greatest number of votes cast by shares of Common Stock and equivalent shares of Preferred Stock present in person or by proxy and entitled to vote shall be elected as directors. The Preferred Stock director nominee who receives the greatest number of votes cast by shares of Preferred Stock present in person or by proxy and entitled to vote shall also be elected as director. The affirmative vote by the holders of a majority of the shares of Common Stock and equivalent shares of Preferred Stock present and voting is required to ratify the selection of Hein & Associates LLP as the Company's independent auditors for 2005 and to approve the increase in the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares, provided such shares voting affirmatively also constitute a majority of the number of shares required for a quorum.

Abstentions and broker non-votes will have no effect on the outcome of the election of directors, assuming a quorum is present or represented by proxy at the Annual Meeting. With respect to all other matters, abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on such matters. A broker non-vote occurs if a broker or other nominee of shares does not have discretionary authority and has not received voting instructions with respect to a particular matter.

                              ELECTION OF DIRECTORS
                         (Items A 1. & 2. on Proxy Card)

Eight directors are to be elected at the Annual Meeting. If elected, each director will serve until the Company's 2006 Annual Meeting or until his successor has been elected and qualified. Each of the nominees serves as a director of the Company and all of the directors are required to stand for election at the Annual Meeting because the directors hold annual terms. The holders of the Company's Preferred Stock, voting as a separate class, are entitled to elect one director (the "Preferred Stock Nominee"). The remaining directors will be elected by the Common and Preferred Stockholders, voting as a single class, with each share of Common Stock afforded one vote and each share of Preferred Stock afforded 628.57 votes (the "Common Stock Nominees").

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

The following table sets forth information regarding the names, ages and positions with the Company and the length of continuous service as a director of the Company.

The Board of Directors Recommends Voting "For" the Election of Each of the Director Nominees



                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                                                 Age as
                                                                                                   of
              Name                                      Positions with the Company              3/31/05

 Common Stock Nominees
 Marc A. Bruner                  Director of Gasco since 2001; Chairman of the Board of            55
                                 Directors and Strategic Consultant for the Company
 Richard J. Burgess              Director of Gasco since 2003                                      73
 Charles B. Crowell              Director of Gasco since 2002                                      61
 Mark A. Erickson                Director of Gasco since 2001; Chief Executive Officer and         45
                                 President
 Carmen J. (Tony) Lotito         Director of Gasco since 2001                                      60
 Carl Stadelhofer                Director of Gasco since 2001                                      51
 John A. Schmit                  Director of Gasco since 2003                                      37
 Preferred Stock Nominee
 Richard S. Langdon              Director of Gasco since 2003                                      54

The following sets forth certain biographical information concerning each of the Company's directors.

At Large Directors

Marc A. Bruner. Mr. Bruner has served as the Chairman of the Board of Directors of Gasco and as a member of Gasco's Executive Committee since February 2001. From November 2004 until April 1, 2005, Mr. Bruner served as Chairman and Chief Operating Officer of Mako Energy Corporation ("Mako"). Mako merged with Falcon Oil and Gas Ltd. ("Falcon") on April 1, 2005 at which time Mr. Bruner became the Chairman and Chief Operating Officer of Falcon. Falcon is listed on the Toronto Venture Exchange. From November 2002 until present Mr. Bruner has served as a strategic consultant of Galaxy Energy Corporation, a publicly traded natural gas and coalbed methane exploration and development company. From January 1996 to January 1999, Mr. Bruner was founding Chairman of the Board of Ultra Petroleum, an American Stock Exchange listed natural gas company. Ultra's business is focused on tight sand development in the Green River Basin of Wyoming. In late 1997, Mr. Bruner co-founded Pennaco Energy, Inc., a coal bed methane company. In 1996, Mr. Bruner co-founded RIS Resources International, a natural gas company, and served as a Director until late 1997.

Richard J. Burgess. Mr. Burgess has served as a director and a member of the compensation committee of the Company since May 2003. Mr. Burgess served as President and CEO of NOMECO before retiring in 1994. NOMECO later became CMS Oil and Gas Company, which is a wholly owned subsidiary of CMS Energy Corporation
(NYSE). Mr. Burgess received a B.S. degree (honors) in Geology from the University of Manitoba and has held various positions in the oil and gas industry since 1954. Mr. Burgess currently serves on the Board of Directors of Michigan Oil and Gas Association and ROC Oil Company and is a former director of Miller Exploration, Seagull Energy, Command Petroleum and Sydney Oil Company. Mr. Burgess has been involved, in various capacities, with the American Association of Petroleum Geologists, Independent Petroleum Association of America, Ontario Petroleum Institute and Potential Gas Committee.

Charles B. Crowell. Mr. Crowell has served as a director and a member of the audit, compensation and executive committees of Gasco since July 2002. Since 1993, Mr. Crowell has been a practicing attorney and a consultant to oil and gas companies, and was a senior member of Crowell & Bishop, PLLC, Attorneys from November 1995 through June 1998. From September 1996 until June 2000, Mr. Crowell held the position of Manager at Enigma Engineering Company, LLC. Mr. Crowell also worked at Triton Energy Corporation where he held the positions of Executive Vice President, Administration from November 1991 to May 1993, Senior Vice President and General Counsel from August 1989 to October 1991 and Vice President and General Counsel from November 1981 to July 1989. From June 1999 to February 2001, Mr. Crowell served as a director of Comanche Energy, Inc. He has also held public directorships at Arakis Energy Corporation from June 1997 to October 1998, at Aero Services International, Inc. from December 1989 to May 1993 (where he was Chairman of the Board from August 1990 to December 1992) and at Triton Europe, plc. from October 1989 to May 1993. Mr. Crowell holds a BA degree from John Hopkins and a JD from University of Arkansas. He was admitted to the practice of law in Texas in 1974.

Mark A. Erickson. Mr. Erickson has served as a Director, Chief Executive Officer and President of Gasco since February 2001. Mr. Erickson served as President of Pannonian Energy Inc. from mid-1999 until the Company's merger with Pannonian Energy in February 2001. In late 1997, Mr. Erickson co-founded Pennaco Energy, Inc., an AMEX listed oil and gas company with properties in the Powder River basin of Wyoming. He served as an officer and Director of Pennaco from its inception until mid-1999. Mr. Erickson served as President of RIS Resources
(USA), a natural gas company from late 1997 to the end of 1998. Mr. Erickson is a Registered Petroleum Engineer with twenty years of experience in business development, finance, strategic planning, marketing, project management and petroleum engineering. He holds a MS in Mineral Economics from the Colorado School of Mines.

Carmen J. (Tony) Lotito. Mr. Lotito became the Executive Vice President, Chief Financial Officer, Treasurer and a director of Galaxy Energy Corporation, a publicly traded natural gas and coalbed methane exploration and development company upon its acquisition of Dolphin Energy Corporation in November 2002. Mr. Lotito has served as the Chief Financial Officer, Treasurer and a Director of Dolphin Energy Corporation since September 2002. Mr. Lotito has served as a Director of Gasco and as the Chairman of Gasco's Audit and Compensation Committees since April 2001. Mr. Lotito has served as Vice President, Chief Financial Officer and a Director of Coriko Corporation, a private business development company from November 2000 to May 2002. Mr. Lotito has been a member of Equistar Capital LLC, an investment-banking firm since December 1999. From March 2000 to September 2001, Mr. Lotito served as a Director of marketing for Impact Web Development. Prior to joining Coriko from Utah Clay Technology, Inc., Mr. Lotito was self-employed as a financial consultant. In 1988, Mr. Lotito joined ConAgra, Inc., in San Antonio, Texas as a brand manager. In 1966, Mr. Lotito joined the firm of Pannell, Kerr Forester & Co. as a senior accountant in management and audit services for the company's Los Angeles and San Diego, California offices. Mr. Lotito holds a BS degree in Accounting from the University of Southern California.

Carl Stadelhofer. Mr. Stadelhofer has served as a Director since February 2001 and a member of the Audit Committee and the Compensation Committee of Gasco since April 2001. Mr. Stadelhofer is a partner with the law firm of Rinderknecht Klein & Stadelhofer in Zurich, Switzerland, where he has practiced law for over twenty years. He was admitted to the practice of law in Switzerland in 1982. He took his law degree in 1979 in Switzerland and studied law in the United States at Harvard Law School and at Georgetown University Law School. His practice specializes in banking and financing, mergers and acquisitions, investment funds and international securities transactions.

John A. Schmit. Mr. Schmit became a Director of Gasco in October 2003 and a member of the Compensation committee since December 2004. Mr. Schmit is a portfolio manager for Crestview Capital Funds, a hedge fund with over $180 million in assets under management that focuses on private placements for small public companies. From May 1997 through December 31, 2004, Mr. Schmit served as Vice President of Investments for RENN Capital Group, Inc., a registered investment advisor, where he was a portfolio manager of closed-end funds. From September 1992 to September 1994, he practiced law with the law firm of Gibson, Ochsner & Adkins, in Amarillo, Texas. He holds a BBA in Finance from Texas Christian University, a JD from the University of Oklahoma College of Law and an LLM in International and Comparative Law from The Georgetown University Law Center. Mr. Schmit is also a director of Obsidian Enterprises, Inc. Mr. Schmit was originally designated by the holders of Gasco's formerly outstanding Convertible Debentures as their representative on the Board of Directors.

Preferred Stock Director

Richard S. Langdon. Mr. Langdon became a Director of Gasco and a member of the audit committee in March 2003. Mr. Langdon is currently the President and Chief Executive Officer of Matris Exploration Company, a privately held exploration and production company active in California. From 1997 until December 2002, Mr. Langdon served as Executive Vice President and Chief Financial Officer of EEX Corporation, a NYSE-listed exploration and production company that was acquired by Newfield Exploration in late 2002. Before joining EEX Corporation, Mr. Langdon was an oil and gas consultant from August 1996 to March 1997. Prior to that, he held various positions with the Pennzoil Companies since 1991, including Executive Vice President--International Marketing--Pennzoil Products Company, from June 1996 to August 1996; Senior Vice President--Business Development & Shared Services--Pennzoil Company from January 1996 to June 1996; and Senior Vice President--Commercial & Control--Pennzoil Exploration & Production Company from December 1991 to December 1995. Mr. Langdon holds a B.S. in Mechanical Engineering and a Masters of Business Administration, both from the University of Texas at Austin.

Executive Officers

The following sets forth certain biographical information concerning each of the Company's executive officers, other than executive officers who also serve as directors:

                                                                          Age as
                                                                           of
     Name                          Position with the Company             3/31/05

Michael K. Decker  Executive vice president and chief operating officer    50
W. King Grant      Executive vice president and chief financial officer    41


Michael K. Decker. Mr. Decker has served as Executive Vice President and Chief Operating Officer of Gasco since July 2001 and as Director from July 2001 until October 2003. From August 1999 until July 2001, Mr. Decker founded and served as the President of Black Diamond Energy, LLC. From 1990 to August 1999 Mr. Decker served as the Vice President of Exploitation of Prima Energy Corporation, a Nasdaq traded oil and gas company. From 1988 to 1990, Mr. Decker was employed by

Bonneville  Fuels  Corporation  as a Senior  Geologist.  From 1977 to 1988,  Mr.
Decker was employed by Tenneco Exploration and Production Company as a Senior Project Geological Engineer. Mr. Decker has over twenty-seven years of oil and gas exploration, development, operations and mergers and acquisitions experience. He holds a BS degree in Geological Engineering from the Colorado School of Mines and is the Chairman of the Board of the Potential Gas Committee, an independent natural gas resource assessment organization.

W. King Grant. Mr. Grant has served as Chief Financial Officer of Gasco since July 2001 and as Director from July 2001 until March 2003. From November 1999 to May 2001, Mr. Grant served as Executive Vice President and Chief Financial Officer for KEH.com, a catalog/internet retailer of new and used camera equipment. From February 1997 to March 1999, Mr. Grant was a Senior Vice President in the Natural Resources Group of ING Baring, LLC where he was responsible for providing financing and advisory services to mid-cap and smaller energy companies. For the previous eleven years, Mr. Grant held several positions at Chase Manhattan Bank and its affiliates, most recently as a Vice President in the Oil & Gas group. Mr. Grant holds a BSE in Chemical Engineering from Princeton University and an MBA from the Wharton School at the University of Pennsylvania.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of the Company's common stock as of March 31, 2005 by: any individual, partnership or corporation that is known to the Company, solely by reason of its examination of Schedule 13D and 13G filings made with the SEC, to be the beneficial owner of more than 5% of each class of shares issued and outstanding and each executive officer, director and all executives, officers and directors as a group. As of March 31, 2005, the Company had 71,341,894 shares of common stock outstanding and 943 shares of Preferred stock outstanding. If a person or entity listed in the following table is the beneficial owner of less than one percent of the Company's common stock outstanding, this fact is indicated by an asterisk in the table. Unless otherwise noted, each person listed has sole voting and dispositive power over the shares indicated, and the address of each stockholder is the same as the Company's address. The number of shares beneficially owned by a person includes the common shares that are issuable upon conversion of Preferred Stock or Convertible Notes. These shares are deemed outstanding for the purpose of computing their percentage ownership but are not outstanding for the purposes of computing the percentage ownership of any other person. The number of shares beneficially owned by a person also includes shares that are subject to stock options that are exercisable within 60 days of March 31, 2005. These shares are also deemed outstanding for the purpose of computing their percentage ownership. These shares are not outstanding for the purpose of computing the percentage ownership of any other person.

                                                              Number of Shares
            Name                                             Beneficially Owned              Percent of Class
5% or Greater Holders

Saranac Capital Management LP (1)                       Common   11,783,450                       15.5%
Saranac Capital Management GP LLC
Ross Margolies
31 West 52nd Street
New York, NY 10019

Advisory Research, Inc. (2)                             Common   6,104,396                         8.6%
180 North Stetson Street, Suite 5500
Chicago, IL 60601




                                                              Number of Shares
            Name                                             Beneficially Owned              Percent of Class

Amaranth LLC (3)                                        Common   4,250,000                         5.6%
Corporate Actions, Amaranth Group Inc.
1 American Lane
Greenwich, CT 06831

Morgan Stanley (4)                                      Common   3,736,350                         5.2%
1585 Broadway
New York, NY 10036

Richard C. McKenzie, Jr. (5)                            Common     113,143                          *
114 John Street                                         Preferred      180                       19.1%
Greenwich, Connecticut 06831

Directors and Executive Officers

Marc Bruner  (7) (8)                                    Common   4,253,088                         5.9%

Mark A. Erickson (6) (7) (9)                            Common    3,820,035                        5.3%
                                                        Preferred       212                       22.5%
Michael K. Decker (6) (7)                               Common    1,024,289                        1.4%
                                                        Preferred       105                       11.1%
W. King Grant (6) (7)                                   Common    1,139,651                        1.6%
                                                        Preferred       104                       11.0%
Carmen J. (Tony) Lotito (7)                             Common      388,832                        *

Carl Stadelhofer (7)                                    Common       208,332                        *

Charles B. Crowell (6)(7)                               Common       344,756                        *
                                                        Preferred        212                      22.5%
Richard S. Langdon (7)                                  Common        84,189                       *

Richard J. Burgess (7)(10)                              Common        162,998                       *

John A. Schmit (7)                                      Common          31,664                      *

All Directors and Executive Officers as a Group (10     Common    11,449,504                      15.1%
persons)  (6) (7) (8)(9)(10)                            Preferred        738                      67.1%

          ---------------

     (1) Saranac Capital Management GP LLC is the general partner of Saranac Capital Management LP and, in such capacity may be deemed to have investment discretion over and may be deemed to be the beneficial owner of securities held for the account of Saranac Capital Management LP. In his capacity as the managing member of Saranac Capital Management LP, Mr. Ross Margolies may be deemed to have investment discretion over, and may be deemed to be the beneficial owner of securities held for the account of Saranac Capital Management LP. The securities are comprised of 7,264,700 shares of common stock and 4,518,750 shares of common stock issuable upon the conversion of $18,075,000 of 5.5% Convertible Notes.

     (2) Advisory Research, Inc. acts as investment advisor to and therefore has investment discretion over the shares held by its clients.

     (3) Amaranth Advisors L.L.C., the Trading Advisor for Amaranth LLC, exercises voting and dispositive power over the securities comprised of 4,250,000 shares of common stock issuable upon the conversion of $17,000,000 of 5.5% Convertible Notes. Nicholas M. Maounis is the managing member of Amaranth Advisors L.L.C.

     (4) Morgan Stanley is the parent company of, and indirect beneficial owner of securities held by one of its business units. None of the accounts which are managed on a discretionary basis by Morgan Stanley hold more than 5% of the class.

     (5) The common shares owned by Mr. McKenzie are issuable upon the conversion of 180 shares of Preferred Stock.

     (6) The following number of shares of common stock issuable upon the conversion of the Series B Convertible Preferred Stock are included in the amounts shown: Mr. Erickson, 133,257 shares; Mr. Decker, 66,000 shares; Mr. Grant, 65,370 shares, and Mr. Crowell, 133,257 shares.

     (7) The following number of shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2005 are included in the amounts shown: Mr. Bruner, 1,041,666 shares; Mr. Erickson, 1,058,332 shares; Mr. Decker, 797,332 shares; Mr. Grant, 670,332 shares; Mr. Lotito, 208,332 shares; Mr. Stadelhofer, 208,332 shares; Mr. Crowell, 166,664 shares; Mr. Langdon, 83,332 shares; Mr. Burgess, 49,998 shares; Mr. Schmit, 8,333 shares.

     (8) The common stock held by Mr. Bruner includes 8,707 shares of common stock that is held by Resource Venture Management, which is a company owned by Mr. Bruner.

     (9) The common stock held by Mr. Erickson includes 149,524 shares of common stock owned by his wife as custodian for their children.

     (10)The common stock held by Mr. Burgess includes 40,000 shares of common stock held in a trust for Mr. Burgess' wife of which he is the trustee.

Directors' Meetings and Committees of the Board of Directors

The Board of Directors held five meetings during 2004. During 2004, each of the directors attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that such director served as a director and (ii) the total number of meetings held by each committee of the Board of Directors on which such director served during the period that such director so served. Although we have no formal policy with respect to Director attendance at our annual meeting, we invite our Directors to attend. Last year all of our Directors attended our annual meeting.

The Board of Directors of Gasco has formed an Audit Committee, a Compensation Committee and an Executive Committee.

The Audit Committee currently consists of Messrs. Lotito, Stadelhofer, Langdon and Crowell, all of whom are independent under the definition of independence used in the AMEX listing standards. Mr. Lotito serves as the chairman of the Audit Committee. The Board of Directors has determined that Mr. Lotito is an audit committee financial expert with the meaning proscribed by the rules and regulations under the Securities and Exchange Act of 1934. The Audit Committee met four times during 2004. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company's internet website at www.gascoenergy.com. The Audit Committee is primarily responsible for:

     -    selecting the independent auditors for recommendation to the Board;

     - selecting the securities legal counsel for recommendation to the Board;

     - reviewing the scope of the proposed audit for the current year including the audit procedures to be utilized and the conclusions and comments or recommendations of the independent auditors;

     - reviewing the adequacy and effectiveness of the accounting controls of the corporation;

     - reviewing the internal audit function including the independence and authority of its reporting obligations;

     - reviewing the financial statements contained in the annual and quarterly reports to shareholders;

     - reviewing the accounting and financial human resources and succession planning within the Company, and

     - investigating any matter brought to its attention within the scope of its duties.

The Audit Committee has performed its annual review and assessment of the Audit Committee Charter, which was adopted in March 2001. The report of the Audit Committee is set forth below.

The Compensation Committee currently consists of Messrs. Lotito, Stadelhofer, Burgess, Crowell and Schmit. The Compensation Committee met two times during 2004. Mr. Lotito serves as chairman of the Compensation Committee. The report of the Compensation Committee with regard to compensation matters is set forth below. The Compensation Committee is responsible for:

     -    administering and granting awards under all equity incentive plans;

     - reviewing the compensation of the Company's Chief Executive Officer and recommendations of the Chief Executive Officer as to appropriate compensation for the other executive officers and key personnel;

     -    examining  periodically the Company's general compensation  structure;
          and

     - supervising the Company's welfare and pension plans and compensation plans.

The Executive Committee currently consists of Messrs. Bruner, Erickson and Crowell. The Executive Committee met twelve times during 2004. The principal responsibility of the Executive Committee is to aid and assist the Company's management in the day-to-day operations of the Company. The purpose of the Executive Committee in particular, is to act on behalf of the Board of Directors, subject to certain limitations, when it is not feasible to call and convene a full board meeting.

Report of the Audit Committee

The Audit Committee of the Board of Directors is composed of four non-employee directors who satisfy the requirements of the AMEX listing standards as to independence. The Audit Committee operates under a written charter, which was approved by the Board of Directors in April 2001.

The Audit Committee's primary duties and responsibilities are to provide independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee annually reviews and recommends to the Board the selection of the Company's independent auditors, subject to shareholder ratification.

Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the audited financial statements with management and with the independent auditors. The Audit Committee has also discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

The independent auditors also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the independent auditors their independence with respect to the Company.

Based on the above discussions and review with management and the independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee:

CHARLES B. CROWELL
RICHARD S. LANGDON
CARMEN J. (TONY) LOTITO
CARL STADELHOFER

Audit Fees Summary

During the year ended December 31, 2003 and through September 8, 2004 the Company retained Deloitte & Touche LLP as its principal auditors to provide audit and tax services. On September 8, 2004, Deloitte resigned as the Company's independent registered public accounting firm. On September 14, 2004, our Audit Committee engaged Hein & Associates LLP to serve as the Company's independent public accountants for the fiscal year 2004. The Audit Committee also decided to continue to retain Deloitte to advise the Company with respect to tax matters.

Audit fees relate to the quarterly reviews, the financial statement and internal control audit for the years ended December 31, 2004 and 2003 and all other services provided in connection the statutory and regulatory filings during these fiscal years. The significant increase in these fees during 2004 includes approximately $100,000 of costs associated with Hein's audit of internal controls as required under the Sarbanes Oxley Act of 2002.

Audit related fees during 2004 relate to the audit services performed in connection with the Company's 5.5% Convertible Note offering during October 2004.

Tax fees during the years ended December 31, 2004 and 2003 relate to the preparation of the federal and state tax returns as well as the services rendered for tax advice and planning.

The following table summarizes the fees paid to the independent accountants during the periods presented.

                                        For the Year Ended December 31,
                                     --------------------------------------
                                                2004               2003
                                                ----               ----

     Audit Fees                             $ 237,151             $ 81,602
     Audit Related Fees                        61,200                    -
     Tax Fees                                  47,571               45,356
                                            ---------            ---------
         Total                              $ 345,922            $ 126,958
                                            =========            =========

The fees paid to the independent accountants during the year ended December 31, 2004 in the above table are comprised of the following: audit fees of $193,812 paid to Hein and $43,339 paid to Deloitte; audit related fees paid to Hein of $32,200 and $29,000 paid to Deloitte; and tax fees of $47,571 paid to Deloitte. The Audit Committee pre-approves the fees associated with the Company's audit and tax engagements. During the course of the year, if additional non-audit services are identified, these services are presented to the Audit Committee for pre-approval. All fees incurred during 2004 and 2003 were approved by the full Audit Committee. The Audit Committee of the Board of Directors considered the services listed above to be compatible with maintaining the accountants' independence.

Compensation of Directors

From January through November 2004, each director of the Company who was not a full-time employee or consultant was paid a monthly director's fee of $2,500 plus an additional monthly fee of $500 for each committee on which the director serves. Beginning in December 2004, these fees were increased to a monthly director fee of $3,000 plus an additional monthly fee of $1,000 for each committee on which the director serves. Directors are also entitled to receive additional compensation of $500 per half day for each half day spent on Gasco business in excess of five whole days in a single month. In addition, each director was reimbursed for reasonable travel expenses incurred in connection with such director's attendance at Board of Directors and Committee meetings.

During August 2004, the non-employee directors were granted options to purchase an aggregate 425,000 shares of the Company's common stock at an exercise price of $2.15 per common share. The options vest 16 2/3% at the end of each four-month period after the issuance date.

Director Nominations Process

The Board of Directors does not have a nominating committee; however, given the fact that a majority of the Board of Directors is comprised of independent directors, the Board of Directors believes the functions of a nominations committee are adequately addressed by the following process for the nomination of director candidates, which has been adopted by the Board of Directors. Stockholders seeking to recommend director candidates for consideration may do so by writing the Secretary of the Company, giving the recommended candidates' name, biographical data and qualifications; provided that such recommendations are submitted by shareholders within the time period set forth below under "Stockholder Proposals and Nominations."

A majority of our independent directors is required to approve the director nominations. The members of the Audit Committee participate in the nomination process and approve the selection of director nominees. The full Board of Directors, including directors that are not independent, also approve the director nominations. When identifying director nominees, the Board of Directors considers, among other factors, the candidate's reputation, integrity, independence from the Company, skills and business, government or other professional acumen, bearing in mind the composition of the Board of Directors and the current state of the Company and the industry generally; the number of other public companies for which the candidate serves as director; the availability of the candidate's time and commitment to the Company and the candidate's specific experience in the oil and gas business. In the case of current directors being considered for re-nomination, the Board of Directors also takes into account the director's tenure as a member of the Board of Directors, the director's history of attendance at meetings of the Board of Directors and committees thereof; and the director's preparation for and participation in such meetings. The same criteria will be evaluated with respect to candidates recommended by stockholders. In addition, the Board of Directors takes into account whether a candidate has been designated by one or more groups of holders of the Company's equity securities pursuant to the terms of such security. The holders of the Company's Preferred Stock have the right to designate one candidate for nomination by the Board of Directors.

Stockholders Communications

Stockholders can contact any director or committee of the Board of Directors by writing them c/o Secretary, Gasco Energy, Inc., 8 Inverness Drive E., Suite 100, Englewood, Colorado 80112.

Certain Transactions

Marc A. Bruner Strategic Consulting Agreement The Company has entered into a Strategic Consulting Agreement with Mr. Bruner, effective January 2, 2003, that expires on January 31, 2006. The Consulting Agreement was amended and restated effective January 2, 2003. The amended and restated agreement entitles Mr. Bruner to an annual fee of $120,000 and an annual bonus payment equal to 0.875% of Gasco's cash flow from wells drilled by or on behalf of the Company. The agreement provided for the award to Mr. Bruner of 187,500 shares of common stock of the Company from a restricted stock plan in exchange for the surrender by Mr. Bruner of vested options to purchase 150,000 shares of common stock at $3.15 per share, 50,000 shares of common stock at $3.00 per share and 925,000 shares of common stock at $2.00 per share. Mr. Bruner also has the right to receive 25% of all option grants made by the Company each calendar year during the term of the agreement. In addition, the employment agreement provides that each year Mr. Bruner and the Company shall mutually agree on a performance-based bonus plan for Mr. Bruner. The employment agreement also contains non-compete provisions in the event of the termination of the agreement.

Mr. Bruner's agreement also provides for certain payments in the event that the agreement is terminated for any reason other than his voluntary termination, death, disability or termination for cause. In the event that Mr. Bruner's agreement is terminated by the Company without cause or due to certain change of control events, Mr. Bruner is entitled to receive an amount equal to his annual fee for the remaining term of the agreement plus an additional cash payment of $500,000. If the termination occurs at anytime when the average closing price for the Company's common stock for the 30 trading days prior to termination is equal to between $1.50 per share and $1.99 per share, the additional cash payment will increase to $1,000,000. This payment will be further increased as such average closing price increases, up to a maximum of $3,500,000 if such average closing price is greater than $3.50 per share. If the termination is because of a change of control of the Company, the additional cash payment will be based on the consideration per share paid to the Company's shareholders in connection with the change of control instead of the market price of the Company's common stock.

Other Transactions

On October 11, 2004, the Board of Directors of Gasco, other than Mr. Erickson and Mr. Bruner, approved a transaction pursuant to which Marc Bruner, the chairman of Gasco's Board of Directors, and Mark Erickson, a director and President and Chief Executive Officer of Gasco, would transfer to Gasco their rights to receive certain overriding royalty interests in its properties in exchange for the grant to each of them of options to purchase 100,000 shares of Gasco common stock at the market price on the date of grant. Messrs. Bruner and Erickson subsequently agreed to transfer such rights to Gasco for no options or other consideration.

For each individual, these interests range between .06% and 0.6% of Gasco's working interest in certain of its Utah and Wyoming properties. Gasco will also agree to convey equivalent royalty interests to Mr. Bruner and Mr. Erickson, or either of them, in the event that it sells any of the property subject to the royalty interests, upon certain change of control events or upon the involuntary termination of either individual. Mr. Bruner and Mr. Erickson acquired these rights under a Trust Termination and Distribution Agreement, dated December 31, 2002, with respect to the Pannonian Employee Royalty Trust ("Royalty Trust"). The Royalty Trust had been established by Pannonian Energy, Inc. ("Pannonian") prior to Pannonian becoming a wholly owned subsidiary of Gasco, to provide additional compensation to the employees and founding directors of Pannonian, which included Mr. Bruner and Mr. Erickson, in the form of oil and gas interests. The terms of the Trust Termination and Distribution Agreement ("Termination Agreement") required Gasco to assign to the participants of the Royalty Trust overriding royalty interests that arise out of the production of oil and gas from certain properties as a result of future drilling. The transaction was reviewed and approved by Gasco's Audit Committee and was signed by Mr. Erickson and Mr. Bruner on December 23, 2004.

During May 2004, the Company's Board of Directors authorized the payment of approximately $65,000 to the chairman of the Gasco Board of Directors as reimbursement of legal fees paid by Mr. Bruner for legal services provided to the Company.

During the year ended December 31, 2003 a clerical error was made in the payroll process, which caused the president and chief executive officer of the Company, Mark Erickson, to be overpaid by $55,000 during 2003, and $9,196 during the first quarter of 2004. The error was discovered during February 2004, and Mr. Erickson made restitution as soon as possible thereafter. Since the repayment was made as soon as possible, no interest was charged and Mr. Erickson owes no further amounts to the Company.

Mr. Lotito earned consulting fees of $16,000 from the Company during the year ended December 31, 2002. During the both of the years ended December 31, 2004 and 2003 and during the year ended December 2002, the Company paid $120,000 and $240,000, respectively in consulting fees to a company owned by Mr. Bruner pursuant to the Strategic Consulting Agreement described above. The Company is committed to pay consulting fees of $120,000 per year to Mr. Bruner's company through January 31, 2006.

During the year ended December 31, 2002, the Company paid $110,266 in consulting fees to an unrelated third party. The obligation to pay these fees was a joint and several liability of Gasco and a Company of which Mr. Lotito and Mr. Bruner have a combined 66.67% ownership.

Section 16 (a) Beneficial Ownership Reporting Requirements

Section 16 (a) of the Securities Exchange Act of 1934 requires the officers, directors and persons who own more than ten percent of the Company's stock, to file reports of ownership and changes in ownership with the Securities Exchange Commission ("SEC"). Officers, directors and greater than ten percent owners are required by SEC regulations to furnish the Company with copies of all Section 16
(a) forms they file.

Based solely on its review of the copies of such forms received by it, the Company believes that each of its officers, directors and greater than ten percent owners complied with all Section 16 (a) filing requirements applicable to them during the year ended December 31, 2003, except for the following late filings:

          Marc A. Bruner                     Form 4 dated 08/12/04
          Mark Erickson                      Form 4 dated 01/08/04
                                             Form 4 dated 06/14/04
                                             Form 4 dated 06/30/04
                                             Form 4 dated 07/28/04
                                             Form 4 dated 08/12/04
          Carl Stadelhofer                   Form 4 dated 08/12/04
          Carmen (Tony) Lotito               Form 4 dated 08/12/04
          W. King Grant                      Form 4 dated 06/14/04
                                             Form 4 dated 06/30/04
                                             Form 4 dated 07/27/04
          Michael Decker                     Form 4 dated 06/14/04
                                             Form 4 dated 06/30/04
                                             Form 4 dated 07/27/04
          Charles Crowell                    Form 4 dated 06/30/04
                                             Form 4 dated 08/12/04
          Richard Langdon                    Form 4 dated 06/30/04
                                             Form 4 dated 08/12/04
          Richard Burgess                    Form 4 dated 08/12/04
                                             Form 4 dated 12/31/04
          John Schmit                        Form 4 dated 12/01/04
                                             Form 4 dated 12/08/04

Executive Compensation

The following table sets forth the compensation paid to our President and Chief Executive Officer and each of our next highly compensated executive officers and other employees for services rendered during the years ended December 31, 2004, 2003 and 2002.

                                                                             Long Term
                                              Annual Compensation           Compensation
                                                                      Restricted       Securities
                                                                         Stock         Underlying        All Other
Name & Principal Position           Year      Salary           Bonus    Awards         Options (#)      Compensation
-------------------------           ----      ------           -----    ------         ----------       ------------
                                                                          (1)                            (2)
Mark A. Erickson (2)                2004      $ 127,722     $ 52,500    $ 239,399             100,000          $ 8,200
President                           2003        120,000        5,000      131,250                   -            5,400
Chief Executive Officer             2002        240,000            -            -                   -            7,335

W. King Grant                       2004      $ 175,000     $ 52,500    $ 151,200             100,000          $ 8,200
Executive Vice President            2003        175,000        5,000       35,000             200,000            5,400
Chief Financial Officer             2002        262,002            -            -                   -            7,011

Michael K. Decker                   2004      $ 175,000     $ 52,500    $ 151,200             100,000          $ 8,200
Executive Vice President            2003        175,000        5,000            -             350,000            5,400
Chief Operations Officer            2002        200,000            -            -                   -            6,135

John D. Longwell                    2004      $ 121,250     $ 10,000     $ 54,179             100,000          $ 4,760
Operations Manager                  2003        120,000        2,500            -              50,000            4,900
                                    2002        110,000            -            -             150,000            2,190

Mark J. Choury                      2004      $ 108,583      $ 5,000     $ 28,350              50,000          $ 4,329
Land Manager                        2003          4,846            -            -             100,000                -

----------------------

     (1) Amount represents the value of the shares of restricted stock calculated using the trading price of the Company's common stock on the date of grant. As of December 31, 2004, Mr. Erickson held 299,769 shares of restricted stock valued at $1,277,016 as of such date, Mr. Grant held 130,000 shares of restricted stock valued at $553,800 as of such date, Mr. Decker held 80,000 shares valued at $340,800 as of such date, Mr. Longwell held 28,666 shares of restricted stock valued at $122,117 at such date, and Mr. Choury held 15,000 shares of restricted stock valued at $63,900 as of such date. The restricted shares were issued on June 14, 2004 and on August 12, 2003 and vest 20% on the first anniversary, 20% on the second anniversary and 60% on the third anniversary of the awards.

     (2) Amount represents the employer contribution to the 401(k) plan of the individual, unless otherwise noted.

The following table sets forth information with respect to all stock options granted during the year ended December 31, 2004 to the named Executive Officers and other highly compensated employees.


                                                                                                 Potential Realized
                                                                                                  Value at Assumed
                                                                                               Annual Rates of Stock
                                                                                                 Price Appreciation
                                                                                                for Option Term (1)
                                                   Individual Grants
                               Number of         % of Total
                              Securities           Options          Exercise
                              Underlying          Granted to        or Base
                               Options           Employees in        Price       Expiration         5%             10%
      Name                     Granted           Fiscal Year        ($/Share)       Date         Share Price     Share Price
      ----                     --------          -----------        ---------      -------       ----------      -----------
Mark A. Erickson                100,000              12%            $ 1.92        7/27/14           $136,000       $356,000
W. King Grant                   100,000              12%            $ 1.92        7/27/14           $136,000       $356,000
Michael K. Decker               100,000              12%            $ 1.92        7/27/14           $136,000       $356,000
John D. Longwell                100,000              12%            $ 1.92        7/27/14           $136,000       $356,000
Mark J. Choury                   50,000               6%            $ 1.92        7/27/14            $68,000       $178,000



          (1) Securities and Exchange Commission Rules require calculation of potential realizable value assuming that the market price of the Common Stock appreciates in value at 5% and 10% annualized rates from the date of grant to the expiration date of the option. The market price of the Company's common stock on the date of grant was $1.92 per share. No gain to an executive officer or employee is possible without an appreciation in Common Stock value, which will benefit all holders of Common Stock. The actual value an executive officer or employee may receive depends on market prices for the Common Stock, and there can be no assurance that the amounts reflected will actually be realized.

No options were exercised by executive officers, employees or other officer during either of the years ended December 31, 2004, 2003 or 2002. The following table sets forth the value of options held by the executive officers and highly compensated employees at December 31, 2004.

    Aggregated Option Exercises in Last Fiscal Year and FY-End Option/ Values


                      Number of Securities            Value of Unexercised
                      Underlying  Unexercised         In-the-Money Options
                      Options at FY-End (#)               at FY-End ($)
Name                 Exercisable/Unexercisable     Exercisable/Unexercisable (1)
-----                --------------------------    ----------------------------
Mark A. Erickson         1,041,667/83,333               $3,355,501/$194,999
W. King Grant             620,333/116,667               $1,254,953/$303,667
Michael K. Decker         738,899/125,001               $1,634,804/$330,836
John D. Longwell           208,333/91,667                $576,833/$222,167
Mark J. Choury             91,667/58,333                  $291,168/$151,832

The value of in-the-money options is equal to the fair market value of a share of Common Stock on December 31, 2004 of $4.26, less the exercise price.

Employment Agreements

     Michael K. Decker Employment Agreement. Mr. Decker's 2002 compensation was determined under the terms of an employment agreement, effective July 1, 2001, between Gasco and Mr. Decker that expired on June 30, 2004. Mr. Decker's employment agreement was amended and restated effective January 2, 2003 and is effective until January 31, 2006. Mr. Decker serves as Chief Operating Officer and Executive Vice President of Gasco. Mr. Decker's previous employment agreement entitled him to an annual salary of $200,000, subject to increase at the discretion of the Board of Directors, and an annual bonus equal to 0.75% of Gasco's cash flow from wells drilled by or on behalf of the Company. The original employment agreement provided for the award to Mr. Decker of options to purchase 300,000 shares of common stock of the Company pursuant to the terms of the Company's Stock and Option and Incentive Award Plan at an exercise price of $3.15 per share. Options to purchase 100,000 shares vested upon the execution of the agreement and the remaining options vested in equal amounts over the following eight fiscal quarters. Mr. Decker's amended and restated employment agreement reduced his annual salary to $175,000 and provided for the award of options to purchase 350,000 shares of common stock at $1.00 per share. The options vested 16 2/3% at the end of each four month period after the issuance date, February 14, 2003, until they became fully vested on February 14, 2005. Mr. Decker is also entitled to receive 10% of all option grants made by the Company each calendar year during the term of the agreement. In addition, the employment agreement provides that each year Mr. Decker and the Company shall mutually agree on a performance-based bonus for Mr. Decker. The employment agreement also contains non-compete provisions in the event of Mr. Decker's termination of employment.

Mr. Decker's employment agreement also includes provisions governing the payment of severance benefits if his employment is terminated for any reason other than his voluntary resignation, death, disability or discharge for cause. In the event that Mr. Decker's employment is terminated by the Company without cause or due to certain change of control events, Mr. Decker is entitled to receive an amount equal to his salary for the remaining term of the agreement plus an additional cash payment of $250,000. If the termination occurs at anytime when the average closing price for the Company's common stock for the 30 trading days prior to termination is equal to between $1.50 per share and $1.99 per share, the additional cash payment will increase to $500,000. This payment will be further increased as such average closing price increases, up to a maximum of $1,750,000 if such average closing price is greater than $3.50 per share. If the termination is because of a change of control of the Company, the additional cash payment will be based on the consideration per share paid to the Company's shareholders in connection with the change of control instead of the market price of the Company's common stock.

     Mark A. Erickson Employment Agreement. Mr. Erickson's 2002 compensation was determined under the terms of an employment agreement, effective February 1, 2001, between Gasco and Mr. Erickson that expired on January 31, 2006. Mr. Erickson's employment agreement was amended and restated effective January 2, 2003 and is effective until January 31, 2006. Mr. Erickson serves as Chief Executive Officer and President of Gasco. Mr. Erickson's employment agreement entitled him to an annual salary of $240,000, subject to increase at the discretion of the Board of Directors, and an annual bonus equal to 0.875% of Gasco's cash flow from wells drilled by or on behalf of the Company. The original employment agreement provided for the award to Mr. Erickson of options to purchase 1,000,000 shares of common stock of the Company pursuant to the terms of the Company's Stock and Option and Incentive Award Plan at an exercise price of $1.00 per share and options to purchase 250,000 shares of common stock of the Company pursuant to such plan at an exercise price of $2.50 per share. All of these options have vested. Mr. Erickson's amended and restated employment agreement reduced his annual salary to $120,000 and provided for the issuance of

187,500 shares of common stock from a restricted stock plan in exchange for the surrender by Mr. Erickson of vested options to purchase 250,000 shares of common stock at $3.00 per share and 875,000 shares of common stock at $2.00 per share. Mr. Erickson also has the right to receive 25% of all option grants made by the Company each calendar year during the term of the agreement. In addition, the employment agreement provides that each year Mr. Erickson and the Company shall mutually agree on a performance-based bonus for Mr. Erickson. The employment agreement also contains non-compete provisions in the event of Mr. Erickson's termination of employment.

Mr. Erickson's employment agreement also includes provisions governing the payment of severance benefits if his employment is terminated for any other reason other than his voluntary resignation, death, disability or discharge for cause. In the event that Mr. Erickson's employment is terminated by the Company without cause or due to certain change of control events, Mr. Erickson is entitled to receive an amount equal to his salary for the remaining term of the agreement plus an additional cash payment of $500,000. If the termination occurs at anytime when the average closing price for the Company's common stock for the 30 trading days prior to termination is equal to between $1.50 per share and $1.99 per share, the additional cash payment will increase to $1,000,000. This payment will be further increased as such average closing price increases, up to a maximum of $3,500,000 if such average closing price is greater than $3.50 per share. If the termination is because of a change of control of the Company, the additional cash payment will be based on the consideration per share paid to the Company's shareholders in connection with the change of control instead of the market price of the Company's common stock.

     W. King Grant III Employment Agreement. Mr. Grant's 2002 compensation was determined under the terms of an employment agreement, effective June 1, 2001, between Gasco and Mr. Grant that expired on May 31, 2004. Mr. Grant's employment agreement was amended and restated effective January 2, 2003 and is effective until January 31, 2006. Mr. Grant serves as Chief Financial Officer and Executive Vice President of Gasco. Mr. Grant's employment agreement entitled him to an annual salary of $120,000, subject to increase at the discretion of the Board of Directors, and an annual bonus equal to 0.5% of Gasco's cash flow from wells drilled by or on behalf of the Company. The employment agreement provided for the award to Mr. Grant of options to purchase 200,000 shares of common stock of the Company pursuant to the terms of the Company's Stock and Option and Incentive Award Plan at an exercise price of $3.00 per share and options to purchase 100,000 shares of common stock of the Company pursuant to such plan at an exercise price of $3.15. Options to purchase 100,000 shares at an exercise price of $3.00 per share vested upon the execution of the agreement and the remaining options vest in equal amounts over the following eight fiscal quarters. Mr. Grant's amended and restated employment agreement set his annual salary at $175,000 and provided for the award of options to purchase 200,000 shares of common stock at $1.00 per share. The options vested 16 2/3% at the end of each four month period after the issuance date, February 14, 2003, until they became fully vested on February 14, 2005. Mr. Grant is also entitled to receive 10% of all option grants made by the Company each calendar year during the term of the agreement. In addition, the employment agreement provides that each year Mr. Grant and the Company shall mutually agree on a performance-based bonus for Mr. Grant. The employment agreement also contains non-compete provisions in the event of Mr. Grant's termination of employment.

Mr. Grant's employment agreement also includes provisions governing the payment of severance benefits if his employment is terminated for any other reason other than his voluntary resignation, death, disability or discharge for cause. In the event that Mr. Grant's employment is terminated by the Company without cause or due to certain change of control events, Mr. Grant is entitled to receive an amount equal to his salary for the remaining term of the agreement plus an additional cash payment of $250,000. If the termination occurs at anytime when the average closing price for the Company's common stock for the 30 trading days prior to termination is equal to between $1.50 per share and $1.99 per share, the additional cash payment will increase to $500,000. This payment will be further increased as such average closing price increases, up to a maximum of $1,750,000 if such average closing price is greater than $3.50 per share. If the termination is because of a change of control of the Company, the additional cash payment will be based on the consideration per share paid to the Company's shareholders in connection with the change of control instead of the market price of the Company's common stock.

Anti-Dilution Provisions of Employment Agreements and Consulting Agreement

Each of the above original Employment Agreements for Messrs. Decker, Erickson and Grant and the Strategic Consulting Agreement for Mr. Bruner described under "Certain Transactions" above, contained the following described anti-dilution provision during the year 2002. Upon the completion of any subsequent transaction involving the issuance of common stock of the Company, or the issuance of any security which is convertible, by its terms into common stock of the Company (a "Financing"), the Company shall grant the person additional options to purchase shares of the Company's common stock at the same per share price as that involved in the Financing. The number of options granted to the person shall be sufficient to maintain his ownership interest in the Company (the ratio of (a) the sum of the number of his unexercised options (both vested and unvested) plus the number of shares owned by him as result of exercising options to (b) the total number of outstanding shares of the Company's common stock plus the number of shares represented by all unexercised options) at the level that existed immediately prior to such Financing. Messrs. Decker, Erickson, Grant and Bruner waived their rights under this anti-dilution provision with respect to (1) the issuance by the Company of 9,500,000 shares of common stock to Shama Zoe on May 1, 2002, and (2) the issuance by the Company of 6,500,000 shares of common stock for cash in a private placement on August 14, 2002. The amended and restated employment agreements that became effective January 2, 2003 as described above, do not contain any anti-dilution provisions.

Compensation Committee Interlocks and Insider Participation

During 2004, the Compensation Committee of the Board was comprised of five directors, Mr. Lotito, Mr. Crowell, Mr. Stadelhofer, Mr. Schmit and Mr. Burgess. None of these directors is or was an officer of the Company or any of its subsidiaries at any time now or in the past. None of our executive officers served as a director or member of a compensation committee of any entity that employed any of our directors during 2004.

Report of the Compensation Committee of the Company

The Compensation Committee of the Board of Directors is responsible for setting and administering the policies that govern the annual compensation and the long-term compensation for the Company's executive officers. The Compensation Committee for the year ended December 31, 2004 was composed of Mr. Lotito, Mr. Crowell, Mr. Stadelhofer, Mr. Schmit and Mr. Burgess, none of whom is employed by the Company or any of its subsidiaries. The Compensation Committee makes all decisions concerning the compensation of executive officers who receive annual compensation in excess of $100,000, determines the total amount of bonuses, if any, to be paid and grants all awards of stock options. The Compensation Committee's compensation practices are designed to attract, motivate and retain key personnel by recognizing individual contributions, as well as the overall performance of the Company.

The current executive compensation consists of base salary, potential cash bonus awards and long-term incentive opportunities in the form of restricted stock and stock options. Although the Compensation Committee has not adopted a formal compensation plan, executive compensation is reviewed by the Compensation
Committee and is set for individual executive officers based on subjective evaluations of each individual's performance, the Company's performance, and a comparison to salary ranges for similar positions in other companies within the oil and gas industry. The goal of the Compensation Committee is to ensure that the Company retains qualified executives and whose financial interests are aligned with those of the shareholders.

Base Salaries: The base salary for each executive officer is determined based on the individual's performance, industry experience and the compensation levels of industry competitors. The Compensation Committee reviews various surveys and publicly filed documents to determine comparable salary levels within the industry.

Potential Cash Bonus Awards: The Compensation Committee does not currently have a formal cash bonus plan. Cash bonuses may be awarded from time to time for exceptional effort and performance. The Compensation Committee considers the achievements of the Company to determine the level of the cash bonus, if any, to be awarded. The Compensation Committee focuses the earnings of the Company, the return on stockholders' equity, the growth in proved oil and gas reserves and the successful completion of specific projects of the Company to determine the level of bonus awards, if any.

Stock Options and Restricted Stock: The Compensation Committee utilizes stock option awards as a method of aligning the executives' interests with those of the stockholders by giving the key employees a direct stake in the performance of the Company. The Compensation Committee uses the same criteria described above to determine the level of stock option awards. During 2004 1,260,000 common stock options and 395,850 shares of common stock were issued to the Company's employees and directors. During 2003 1,608,000 common stock options and 425,000 shares of restricted stock were granted to the Company's employees and directors. There were no common stock options granted to the executive officers during the year ended December 31, 2002.

Compensation of the Chief Executive Officer: During the year ended December 31, 2004, Mark Erickson, President and Chief Executive Officer received total compensation of $188,422 which is comprised of an annual salary of $127,722, which Mr. Erickson is entitled to under his employment agreement, a cash bonus of $52,500 and deferred compensation pursuant to the Company's 401(k) plan of $8,200. The Compensation Committee considered the factors described above to determine that the compensation paid to Mr. Erickson during 2004 was appropriate.

The foregoing report is made by the Compensation Committee of the Company's Board of Directors. The members of the Committee during 2004 were Mr. Lotito, Mr. Crowell, Mr. Stadelhofer, Mr. Schmit and Mr. Burgess.

CARMEN LOTITO
CHARLES B. CROWELL
CARL STADELHOFER
JOHN A. SCHMIT
RICHARD J. BURGESS

The Company has adopted a Financial Code of Ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer and controller and is available on the Company's internet website at www.gascoenergy.com. The Company's Corporate Code of Business Conduct and Ethics that applies to all directors, officers and employees is also available on the Company's internet website. In the event that an amendment to, or a waiver from, a provision of the Company's Financial Code of Ethics or its Corporate Code of Business Conduct and Ethics is necessary, the Company intends to post such information on its website.

Performance Chart

The following chart shows the changes in the value of $100, over the period of January, 2001, when the Company began trading, until December 31, 2004, invested in: (1) Gasco Energy, Inc.; (2) the AMEX Market Index; (3) the NASDAQ Market Index; and (4) a peer group consisting of all the publicly-held companies within SIC code 1311, Crude Petroleum and Natural Gas, consisting of approximately 200 companies. We selected the AMEX Market Index as a comparison index for the first time this year due to our being listed on the AMEX during 2004. The year-end value of each investment is based on share price appreciation and assumes that $100 was invested on January 1, 2000 and that all dividends were reinvested. Calculations exclude trading commissions and taxes. The comparison of past performance in the graph is required by the SEC and is not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


                                  January 1,        December 31,       December 31,       December 31,        December 31,
                                     2001              2001                2002               2003                2004
                                     ----              ----                ----               ----                ----
Gasco Energy, Inc.                 $100.00            $46.30              $ 18.25            $33.86              $112.70
Peer Group Index                    100.00             91.75               104.72            165.89              $210.74
AMEX Market Index                   100.00             97.97                94.07            128.03               146.61
NASDAQ Market Index                 100.00             80.00                73.86            111.26              $120.61


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                            (Item B 3. on Proxy Card)

The Board of Directors has appointed the firm of Hein & Associates LLP as the independent auditors of the Company for the fiscal year ending December 31, 2005, and recommends ratification by the stockholders of such appointment. Representatives of Hein & Associates LLP are expected to be present at the annual meeting, have an opportunity to make statements regarding the Company and to be available to respond to appropriate questions.

During the third quarter of 2004, our Audit Committee, certain members of management and Deloitte & Touche LLP ("Deloitte"), our prior independent registered public accounting firm, engaged in several discussions regarding whether Deloitte would continue to provide audit services to us. These discussions focused partly on Deloitte's increased staffing requirements for us and many of Deloitte's other clients, due in part to additional requirements of Rule 404 under the Securities Exchange Act of 1934 and other rules promulgated under the Sarbanes-Oxley Act. Deloitte indicated that it had to make a choice in the deployment of its resources. On September 8, 2004, Deloitte resigned as our independent registered public accounting firm. On September 14, 2004, our Audit Committee engaged Hein & Associates LLP to serve as our independent public accountants for the fiscal year 2004. The Audit Committee has decided to continue to retain Deloitte to advise us with respect to tax matters. The reports of Deloitte on Gasco's consolidated financial statements for each of the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that in its report dated March 25, 2004, Deloitte included an emphasis paragraph related to the adoption of Statement of Financial Accounting Standards No. 143. During Gasco's two most recent fiscal years and the subsequent interim period through September 8, 2004, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on Gasco's consolidated financial statements for such years; and during such period, there were no "reportable events" of the kind listed in Item 304(a)(1)(v) of Regulation S-K.

The Board of Directors recommends a vote "For" approval of the proposal to ratify the appointment of Hein & Associates LLP as the Company's independent auditors for 2005.

    APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                 FROM 100,000,000 SHARES TO 300,000,000 SHARES

                            (Item B 4. on Proxy Card)

The Company's articles of incorporation currently authorize the Company to issue up to 100,000,000 share of common stock. There were 71,341,894 shares of common stock outstanding as of March 31, 2005. In addition, as of such date, there were 7,735,992 shares of common stock issuable upon exercise of outstanding common stock options and conversion of our Series B Convertible Preferred Stock, and 16,500,000 shares issuable upon conversion of our outstanding 5.5% Convertible Notes.

On March 9, 2005, the Board of Directors approved an amendment to the Company's articles of incorporation to increase the number of authorized shares of common stock to 300,000,000 shares, subject to approval by the stockholders. While the Company has no present intention of issuing shares of common stock except as contemplated by the stock option plan, the restricted stock plan, the Series B Convertible Preferred Stock and 5.5% Convertible Notes, the Board of Directors believes that having additional shares authorized for issuance under the articles of incorporation will provide additional financial flexibility for possible future issuances of common stock for the acquisition of oil and gas properties or to raise funds through the sale of common stock or securities convertible into common stock.

The Board of Directors recommends a vote "For" approval of the proposal to approve the amendment to the Company's articles of incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares.

                                  OTHER MATTERS

The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named in the proxy.

                      STOCKHOLDER PROPOSALS AND NOMINATIONS

Any stockholder who wishes to submit a proposal for inclusion in the proxy material for the Company's 2006 Annual Meeting of Stockholders must comply with Rule 14a-8 under the Securities Exchange Act of 1934. Under Rule 14a-8, such proposal must be submitted to the Secretary of the Company at the address indicated on the cover page of this proxy statement, so that the Secretary receives it no later than January 6, 2006. However, if the date of the 2006 Annual Meeting of Stockholders is more than 30 days from June 9, 2006, the deadline is a reasonable time prior to the Company's printing of the proxy materials, which deadline will be communicated to the stockholders in the Company's public filings.

In addition, the Company's Bylaws provide that only such business as is properly brought before the Annual Meeting will be conducted. For business to be properly brought before the meeting or for nominations of persons for election to the Board of Directors to be properly made at the Annual Meeting by a stockholder and not included in the Company's proxy statement for such meeting, notice must be received by the Secretary of the Company at the address indicated on the cover page not earlier than February 8, 2006 and not later than March 11, 2006; provided that in the event that the date of the 2006 annual meeting is more than thirty days before or more than seventy days after June 9, 2006, such notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. On request, the Secretary of the Company will provide detailed instructions for submitting proposals or nominations. A copy of the Bylaws may also be obtained upon request from the Secretary of the Company.


                                          By Order of the Board of Directors,

                                          /s/ W. King Grant
                                          W. King Grant
                                          Secretary
May 5, 2005

Proxy - Gasco Energy, Inc.

Meeting Details

Proxy Solicited by Board of Directors for Annual Meeting - June 9, 2005

Charles B. Crowell and Richard S. Langdon, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Gasco Energy, Inc. to be held on June 9, 2005 10:00 a.m., at the Inverness Meeting Room, Residence Inn by Marriott Denver south/Park Meadows, 8322 South Valley Highway Road, Englewood, CO 80112, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees listed in Proposals 1 and 2, and FOR proposals 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)

Annual Meeting Proxy Card

A. Election of Directors.
1. The Board of Directors recommends a vote FOR the listed nominees.

                                                  For                 Withhold
     01 Marc A. Bruner                            [ ]                   [ ]
     02 Charles B. Crowell                        [ ]                   [ ]
     03 Mark A. Erickson                          [ ]                   [ ]
     04 Richard J. Burgess                        [ ]                   [ ]
     05 Carmen J. (Tony) Lotito                   [ ]                   [ ]
     06 Carl Stadelhofer                          [ ]                   [ ]
     07 John A. Schmit                            [ ]                   [ ]

Election of Preferred Stock Director (only holders of Series B Preferred Stock are entitled to vote) 2. The Board of Directors recommends a vote FOR the listed nominee.

                                                   For                Withhold
     08 Richard S. Langdon                         [ ]                  [ ]

B. Proposals
The Board of Directors recommends a vote FOR the following proposals.

                                                    For    Against     Abstain
3. Proposal to ratify the appointment of Hein &     [ ]      [ ]         [ ]
    Associates LLP as independent auditors of Gasco Energy, Inc. for the fiscal year ending
    December  31, 2005.


                                                     For   Against     Abstain
4. Proposal to approve an amendment to the Gasco     [ ]     [ ]         [ ]
    Energy, Inc. Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to
   300,000,000 shares.

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on the proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.



Signature 1 - Please keep     Signature 2 - Please keep        Date (mm/dd/yyyy)
signature within the box      signature within the box


------------------------      ----------------------             --/--/--